UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2007

VIRGIN MEDIA INC.

(Exact name of Registrant as specified in its charter)

Delaware	File No. 000-50886	59-3778427
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

909 Third Avenue, Suite 2863, New York, New York 10022

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, including Area Code: (212) 906-8440

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURES
Exhibit 99.1

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Mr. William J. Connors’ term as a director expired at the annual meeting of stockholders held on May 16, 2007.  Mr. Connors informed the Company that he did not wish to be considered for re-election.

Item 8.01.  Other Events.

Payment of a quarterly cash dividend

On May 16, 2007, the board of directors (the “Board”) of the Company approved the payment of a quarterly cash dividend of $0.03 per share on June 20, 2007 to stockholders of record as of June 12, 2007. Future payments of regular quarterly dividends by the Company are in the Board’s discretion and will be subject to the Company’s future needs and uses of free cash flow, which could include investments in operations, the repayment of debt, and share repurchase programs. A copy of the press release issued by the Company on May 17, 2007 is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Annual meeting of stockholders

Election of directors

On May 16, 2007, Jeffrey D. Benjamin, David Elstein and Gordon McCallum were elected as directors at the Company’s annual meeting of stockholders.  Their terms will expire at the 2010 annual meeting of stockholders.

Appointment of Ernst & Young LLP

On May 16, 2007, the appointment of Ernst & Young LLP as independent auditors for the fiscal year ending December 31, 2007 was ratified at the Company’s annual meeting of stockholders.

Approval of the 2007 Sharesave Plan

On May 16, 2007, the Virgin Media 2007 Sharesave Plan (the “2007 Sharesave Plan”) was approved at the Company’s annual meeting of stockholders. The terms of the Sharesave Plan, which were disclosed in the Company’s proxy statement filed with the Securities and Exchange Commission on April 13, 2007, had previously been approved and adopted, subject to stockholder approval, by the Company’s Compensation Committee.

Item 9.01.  Financial Statements and Exhibits.

Exhibit 99.1                            Press release, dated May 17, 2007, issued by Virgin Media Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 17, 2007	VIRGIN MEDIA INC.

	By:	/s/ Scott Dresser
Scott Dresser
Assistant Secretary

EXHIBIT INDEX

Exhibit	Description

Exhibit 99.1	Press release, dated May 17, 2007, issued by Virgin Media Inc.